UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: November 14, 2013

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Bay Street, Suite 2330 Brookfield Place, P.O. Box 848 Toronto, Ontario, Canada, M5J 2T3
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 888-749-4916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 14, 2013, Liberty Silver Corp. (the “Company” or “Liberty”) entered into a definitive Loan Agreement and Promissory Note, as Schedule A thereto, and a Security Agreement with BG Capital Group Ltd. (“BG”) for a total loan of U.S. $1,210,000 million (the “Loan”).  The Loan consists of up to US$1,110,000 of new credit facilities along with an additional US$100,000 that will be used to repay the amount remaining outstanding under unsecured promissory notes previously issued to BG by Liberty subsequent to the signing of the letter of intent relating to the Loan. The Company intends to use the funds from the Loan for general working capital purposes, thereby affording the Company more time to secure longer term financing for the Trinity Silver Project.

The key terms of the Loan are as follows:

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a total amount of up to US$1,210,000 is being advanced to Liberty, of which US$100,000 was previously advanced by way of promissory notes subsequent to the signing of the letter of intent relating to the Loan (which promissory notes are superseded by the Loan), US$202,500 was advanced upon closing of the Loan on November 14, 2013 (the “Closing Date”), and up to US$302,500 will be advanced on each of December 31, 2013, March 31, 2014 and June 30, 2014;

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the outstanding principal amount bears interest at 11% per annum from date of advance and becomes due and payable in its entirety one year following the Closing Date (the “Maturity Date”). The Company has the option to extend the Maturity Date by six months, with interest payable at 15% per annum accruing on the outstanding principal amount during such extension period;

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the Loan is secured by a charge on all of the assets of the Company; and

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subject to Toronto Stock Exchange approval, if Liberty completes an arm’s length equity financing of US$500,000 or more at a price of not less than US$0.50 per common share of Liberty (each, a “Share”), Liberty may require BG to convert the outstanding principal and interest amount of the Loan into equity of Liberty on the same terms and conditions as the equity financing.

The lender pursuant to the Loan is BG. BG and certain of its related parties own 8,609,853 common shares of Liberty and 6,500,000 common share purchase warrants, with each such warrant entitling BG to acquire one common share of Liberty for US$0.65 until December 31, 2013 (the “Warrants”). As a condition of the Loan, BG has consented to the termination of the Warrants for no further consideration. Accordingly, following the closing of the loan facility transaction, BG now owns, directly and indirectly, 8,609,853 shares representing approximately 10.3% of the Company’s 83,991,945 issued and outstanding common shares. Other than pursuant to the Loan, the Company does not have any contractual or other relationship with BG.

The foregoing descriptions of the Loan Agreement and Promissory Note, as Schedule A thereto, and the Security Agreement are qualified in their entirety by reference to the Loan Agreement and Promissory Note, and the Security Agreement which are attached hereto as Exhibits 10.19 and 10.20, respectively, and are hereby incorporated by reference.

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OLBIGATION UNDER AN OFF-BALANCE SHEET ARRANGMENT OF A REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

The Registrant issued the press release, filed as Exhibit 99.1 herewith, on November 14, 2013.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description of Document
10.19	Loan Agreement dated November 14, 2013, by and between BG Capital Group Ltd. and Liberty Silver Corp., and Promissory Note dated November 14, 2013, as Scheduled A thereto.
10.20	Security Agreement dated November 14, 2013, by and between BG Capital Group Ltd. and Liberty Silver Corp.
99.1	Press Release of the Registrant dated November 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Manish Z. Kshatriya

 Executive VP & CFO

Date: November 15, 2013